EXHIBIT 10.11


                              AMENDED AND RESTATED
                              --------------------
                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT is made effective as of the 1st day of July, 2008, by and among CPG International I Inc. (formerly known as Compression Polymers Holding Corporation), a Delaware Corporation, and its wholly owned subsidiaries, Scranton Products Inc., a Delaware corporation ("SP"), and AZEK Building Products Inc. (formerly known as Vycom Corp.), a Delaware corporation ("AZEK") (SP and AZEK, collectively, the "Employers" and individually an "Employer"), and Scott Harrison ("Executive").

                                    RECITALS
                                    --------

     WHEREAS, the Employers and Executive entered into an Employment Agreement dated as of October 4, 2005 (the "Prior Agreement");

     WHEREAS, Executive currently serves as Executive Vice President and Chief Financial Officer of the Employers; and

     WHEREAS, the parties desire to amend and restate the Prior Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                   PROVISIONS
                                   ----------

     1. Term and Duties. The Employers hereby agree to continue to employ Executive as Vice President and Chief Financial Officer until May 30, 2011 (the "Initial Term") or until terminated in accordance with this Section 1 or Section
4. Unless terminated by written notice delivered at least thirty (30) days prior to the expiration of the Initial Term, Executive's employment shall continue for successive one (1) year terms (each one (1) year term hereinafter referred to as a "Subsequent Term" and together with the Initial Term, the "Term") until terminated by written notice delivered at least thirty (30) days prior to the expiration of the Subsequent Term. Subject to the provisions of this Agreement, during the Term, Executive shall devote his best efforts and abilities to the performance of Executive's duties on behalf of Employers, including treasury, accounting, audit, investor relations, information technology and procurement functions, and to the promotion of their interests consistent with and subject to the direction and control of the Board of Directors of each Employer (the "Board"). Executive shall devote substantially all of his business time, energies, attention and abilities to the operation of the business of Employers and shall not be actively involved in any other trade or business or as an employee of any other trade or business.

     2. Compensation During Term.
        ------------------------

          (a) Base Compensation. In consideration of the services to be rendered by Executive during the Term, Employers shall pay to Executive, in the aggregate, an annual base salary of $235,000 ("Base Compensation"), payable bi-weekly and prorated for any partial employment period. Such Base Compensation shall be reviewed annually by the Board of Directors of CPG International I Inc., or any compensation committee thereof, for purposes of considering an increase to (but never a decrease of) such Base Compensation in its sole discretion.

          (b) Bonus. Executive shall be entitled to receive an annual incentive bonus (the "Incentive Bonus") based upon the achievement of certain personal and Employer performance goals as the Compensation Committee of the Board shall determine. The Incentive Bonus shall have a target of not less than sixty (60) percent of his Base Compensation. Each Incentive Bonus shall be paid no later than 75 days following the end of the fiscal year to which it relates.

        3.     Benefits.

          (a) Executive shall be eligible to participate in such benefit programs offered by each Employer (other than bonus plans), such as health, dental, life insurance, vision, vacations and 401(k), as are offered to similarly-situated employees (except in the case of equity-based incentive plans where awards are subject to the approval of the Board or a committee thereof) and in each case on terms no more favorable than the terms of benefits generally available to the employees of Employers (based on seniority and salary level), subject in each case to the generally applicable terms and conditions of the plan, benefit or program in question.

          (b) For each calendar year, Executive shall be entitled to four (4) weeks of vacation.

     4. Termination. Executive's employment shall terminate upon the first to occur of the following (each, a "Termination Date"):

          (a) The expiration of the Term;

          (b) Executive's death or Executive's disability (mental, physical or emotional), so that Executive cannot substantially perform his duties hereunder for a period of ninety (90) consecutive days or for one hundred eighty (180) days during any 365-day period during the Term;

          (c) Executive's voluntary termination of his employment for any reason other than pursuant to Section 4(d) hereof, upon not less than 10 business days' written notice to Employers;

          (d) Executive's termination of his employment for Good Reason (as hereinafter defined);

          (e) Employers' termination of Executive's employment for Cause (as hereinafter defined); or

          (f) Employers' termination of Executive's employment without Cause.

     5. Termination Payments.
        --------------------

          (a) Except as otherwise provided herein, if Executive's employment is terminated by thirty (30) days' prior written notice pursuant to Section 1 or
Section 4 hereof, Executive's Base Compensation and other benefits (it being understood that no Incentive Bonus shall be payable), if any, shall terminate at the end of the month during which such termination occurs.

          (b) Upon the termination of Executive's employment pursuant to Section 4(d) or 4(f) hereof, Employers shall be obligated, in lieu of any other remedies available to Executive, to (i) continue to pay Executive his Base Compensation at the rate in effect at the date of termination for a period of twelve (12) months following the termination date (the "Termination Payment") and (ii) pay Executive an amount of cash equal to the Incentive Bonus that the Executive would have earned if he had remained employed for the entirety of the fiscal year in which the termination occurs based on the Employers' actual performance during such fiscal year and Executive's target bonus percentage, multiplied by a fraction, the numerator of which is the number of days from the commencement of the then-current fiscal year of the Employer through the effective date of such termination and the denominator of which is 365, with such payment being made as and when annual bonuses are paid to the members of senior management of the Employer. Except as required under Section 5(e) hereof, the Termination Payment shall be paid in installments on Employer's regular payroll dates occurring during the 12-month period immediately following Executive's termination date.

          (c) In the event of a termination of Executive's employment pursuant to Section 4(b) as a result of his death or disability, Employers shall pay to Executive, his estate or legal representative, as the case may be, all amounts accrued to the date of termination and payable to Executive hereunder and under any other bonus, incentive or other plan.

          (d) Any termination of the Term shall not adversely affect or alter Executive's rights under any employee benefit plan of either Employer in which Executive, at the date of termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto.

          (e) If Executive is a "specified employee" for purposes of Section 409A ("Section 409A") of the Internal Revenue Code of 1986, as amended, any payments required to be made pursuant to this Section 5 that are subject to
Section 409A shall not commence until six months from the Termination Date, with the first payment equaling the first six months of Termination Payments.

          (f) "Cause" as used herein shall mean Executive's (i) commission of an act which constitutes common law fraud, embezzlement (other than occasional, customary and de minimis use of Employers' property for personal purposes) or a felony, an act of moral turpitude, or any tortious or unlawful act causing material harm to either Employer's business, standing or reputation; (ii) gross negligence on the part of Executive in the performance of his duties hereunder;
(iii) breach of Executive's duty of loyalty or care to either Employer; (iv) other misconduct that is materially detrimental to either Employer; (v) ongoing refusal or failure to perform Executive's duties or the deliberate and consistent refusal to conform to or follow any reasonable policy adopted by the Board, in each case after receiving written notice describing his noncompliance and being given a ten (10) business days opportunity to cure (to the extent curable) such non-compliance; or (vi) material breach by Executive of this Agreement, the Non-Competition Agreement among Compression Polymers Holding Corporation, Vycom Corp., Compression Polymers Corp. and Executive, dated as November 1, 2005 (the "Non-Competition Agreement"), or any other agreement with or for the benefit of Employers to which Executive is a party or by which Executive is bound, which is not cured (to the extent curable) within five (5) business days following written notice from Employers.

          (g) "Good Reason" shall mean (i) without Executive's express written consent, the assignment to Executive of any duties materially inconsistent with his positions, duties, responsibilities and status with the Employers, or a material adverse change in his Base Compensation or target bonus as a percentage of Base Compensation, reporting responsibilities, titles or offices, or any demotion of Executive from any of such positions, in each case as in effect on the date hereof; (ii) Employers' requirement of Executive, without his express written consent, to be based at a location more than 50 miles away from Executive's current office location in Moosic, Pennsylvania; or (iii) any material breach by the Employers of this Agreement, which material breach is not cured (to the extent curable) within ten (10) business days following written notice from Executive.

     6. Consideration. Executive acknowledges and agrees that the consideration set forth in the recitals to this Agreement and the rights and benefits hereunder are all and singularly valuable consideration that are sufficient for any or all of Executive's covenants set forth herein or in the Non-Competition Agreement.

     7. No Prior Agreements. Executive represents and warrants that his performance of all the terms of this Agreement does not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired in confidence, trust or otherwise) to which he is a party or by the terms of which he may be bound. Executive further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

     8. Notices. All notices, requests, consents and demands by the parties hereto shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

                      if to Executive:

                      Scott C. Harrison
                      1602 Robinson Close
                      Moosic, PA  18507

                      if to Employers:

                      c/o AEA Investors LLC
                      55 East 52nd Street
                      New York, NY  10055
                      Attn: Sanford Krieger

                      with a copy to:

                      Fried, Frank, Harris, Shriver and Jacobson LLP One New York Plaza
                      New York, NY 10004-1980
                      Attn: Chris Ewan

Notices shall be effective immediately upon personal delivery or facsimile transmission, one (1) business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

     9. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Employers to the Executive or to the Executive's estate or beneficiaries in connection with the Executive's employment hereunder shall be subject to the withholding of such amounts as the Employers may reasonably determine pursuant to any applicable law or regulation. The Executive shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder.

     10. Entire Agreement. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the obligations of Executive. Executive hereby agrees that, as of the date hereof, this Agreement shall take effect and no further obligations of any kind whatsoever shall be owed by Employers. This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by each Employer and Executive.

     11. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and its or his heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of and be enforceable by either Employer and its successors and assigns, except that the duties and responsibilities of Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part.

     12. Severability. In the event that any provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

     13. Remedies; Waiver. No remedy conferred upon either Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by either Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

     14. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     15. Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without application of conflict of laws principles.

     16. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.




                            [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                                   CPG INTERNATIONAL I INC.

                                                   By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                                   EMPLOYERS:


                                                   SCRANTON PRODUCTS INC.

                                                   By:
                                                   ---------------------------
                                                   Name:
                                                   Title:


                                                   AZEK BUILDING PRODUCTS INC.

                                                   By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                                   EXECUTIVE:



                                                   ---------------------------
                                                   Name:  Scott Harrison